EXECUTION COPY


                              HOLMES PRODUCTS CORP.

                             STOCKHOLDERS' AGREEMENT


                          Dated as of November 26, 1997

                              HOLMES PRODUCTS CORP.

                             STOCKHOLDERS' AGREEMENT

                                TABLE OF CONTENTS

                                                                         Page
ARTICLE I     Definitions.................................................1

ARTICLE II    Covenants and Conditions....................................8

Section 2.1   Restrictions on Transfers; Right of First Refusal...........8
Section 2.2   Call by the Company........................................12
Section 2.3   Take Along.................................................14
Section 2.4   Come Along.................................................15
Section 2.5   Corporate Governance.......................................16
Section 2.6   Preemptive Rights..........................................18

ARTICLE III   Miscellaneous..............................................19

Section 3.1   Remedies...................................................20
Section 3.2   Entire Agreement; Amendment; Waiver........................20
Section 3.3   Severability...............................................20
Section 3.4   Notices....................................................21
Section 3.5   Binding Effect; Assignment.................................22
Section 3.6   Governing Law..............................................22
Section 3.7   Termination................................................22
Section 3.8   Recapitalizations, Exchanges, Etc..........................22
Section 3.9   Action Necessary to Effectuate the Agreement...............23
Section 3.10  Purchase for Investment; Legend on Certificate.............23
Section 3.11  Effectiveness of Transfers.................................24
Section 3.12  Additional Stockholders....................................25
Section 3.13  No Waiver..................................................25
Section 3.14  Counterpart................................................25
Section 3.15  Headings...................................................25
Section 3.16  Number; Gender.............................................25
Section 3.17  Consent to Jurisdiction....................................25
Section 3.18  Costs and Expenses.........................................26
Section 3.19  Arbitration ...............................................26

EXHIBIT A Schedule of Stockholders

                             STOCKHOLDERS' AGREEMENT

         This Stockholders' Agreement (this "Agreement") is entered into as of the 26th day of November, 1997, by and among Holmes Products Corp., a Massachusetts corporation (the "Company"), those persons listed as Berkshire Stockholders on the signature pages hereof (collectively, the "Berkshire Stockholders"), those persons listed as the Management Stockholders on the signature pages hereof (the "Management Stockholders"), Asco Investments Ltd., a Bahamas corporation ("Asco"), and those "Other Stockholders" who acquire shares of capital stock of the Company as described in Section 3.12 hereof. The Berkshire Stockholders, the Management Stockholders, Asco and the Other Stockholders are sometimes collectively referred to herein as the "Stockholders."

         WHEREAS, upon consummation of the transactions contemplated by (i) that certain Stock Purchase and Redemption Agreement dated as of October 27, 1997 (the "Purchase Agreement") by and among the Company, Holmes Acquisition LLC and the other parties named therein, and (ii) that certain Stock Purchase Agreement dated as of October 27, 1997 by and between Jordan A. Kahn and Holmes Acquisition LLC, the Stockholders will own the number of shares of common stock, $.01 par value per share (the "Common Stock"), of the Company set forth opposite their respective names on Exhibit A hereto;

         WHEREAS, each of the Stockholders desires to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with regard to the Company and certain restrictions on the Common Stock owned by the Stockholders; and

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         For the purposes of this Agreement, the following terms shall be defined as follows:

         "Affiliate" shall mean a specified person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation or other entity specified and when used with respect to the Company or any Subsidiary of the Company, shall include any holder of at least 5% of the capital stock, or any officer or director, of the Company.

         "Assignment Notice" shall have the meaning as set forth in Section 2.1(c).

         "Associate" (i) when used to indicate a relationship with any Person shall mean, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (c) any relative of such Person who has the same home as such Person, is a parent, aunt or uncle, sibling, spouse, in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or (ii) when used to indicate a relationship with the Company, shall also mean a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

         "Berkshire Representatives" shall have the meaning as set forth in
Section 2.5.

         "Berkshire Stockholder" shall have the meaning as set forth in the first paragraph of this Agreement.

         "Board" or "Board of Directors" shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

         "Call Event" shall have the meaning as set forth in Section 2.2(a).

         "Call Group" shall have the meaning as set forth in Section 2.2(a).

         "Call Notice" shall have the meaning as set forth in Section 2.2(a).

         "Call Option" shall have the meaning as set forth in Section 2.2(a).

         "Call Price" shall have the meaning as set forth in Section 2.2(c).

         "Call Securities" shall have the meaning as set forth in Section
2.2(b).

         "Cause" shall have the meaning as set forth below, except with respect to any Management Stockholder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement between the Company and/or one of its Subsidiaries and such Management Stockholder, in which event the definition of "Cause" as set forth in such employment agreement shall be deemed to be the definition of "Cause" herein solely for such Management Stockholder and only for so long as such employment agreement remains effective.

         In all other events, the term "Cause" shall mean that the Board of Directors of the Company has determined, in its reasonable judgment, that any one or more of the following has occurred:

                  (i) the Management Stockholder shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

                  (ii) the Management Stockholder shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

                  (iii) the Management Stockholder shall have failed to perform his duties and responsibilities to the Company and its Affiliates (other than by reason of disability);

                  (iv) the Management Stockholder shall have breached in any respect any of the provisions of this Agreement or any other agreement between the Management Stockholder and the Company;

                  (v) the Management Stockholder shall have engaged in conduct likely to make the Company or any of its Affiliates subject to civil or criminal liabilities other than those arising from the Company's normal business activities; or

                  (vi) a failure by the Management Stockholder to take, or refrain from taking, any action as directed by of the Board of Directors of the Company.

         "Change in Control" shall mean any transaction in which (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned shares representing less than fifty percent (50%) of the voting power at elections for the Board of Directors of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Capital Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the Board of Directors of the Company or any successor or (ii) all or substantially all of the assets of the Company are sold other than in the ordinary course of business.

         "Closing" shall have the meaning set forth in Section 2.1(e).

         "Common Stock" shall mean the Company's common stock, $.01 par value, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.

         "Common Stock Equivalents" shall mean all shares of Common Stock (i) owned or (ii) issuable upon exercise of Performance Options (to the extent earned and vested) and Time Options (to the extent vested), held by each Stockholder.

         "Company" shall mean Holmes Products Corp., a Massachusetts corporation, and its successors and assigns.

         "Designated Employee" or "Designated Employees" shall have the meaning as set forth in Section 2.2(e).

         "Determination Date" shall mean the earliest date on which the Company shall have consummated (i) a Public Offering or (ii) a sale of all or substantially all of the capital stock, assets or business of the Company.

         "Disability" shall mean permanent disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, unless otherwise defined in a separate written employment agreement between the Company and/or one of its Subsidiaries and the person whose disability is in question.

         "Fair Market Value" shall mean, the fair value per share of the applicable Shares as of the applicable date on the basis of a sale of such Shares in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion. In determining such Fair Market Value, no discount shall be taken for constituting a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Shares in question are subject to the restrictions and entitled to the rights provided hereunder. Such Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

         "Good Reason" shall have the meaning as set forth below except with respect to any Management Stockholder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement between the Company and/or one of its Subsidiaries and such Management Stockholder in which event the definition of "Good Reason" as set forth in such employment agreement shall be deemed to be the definition of "Good Reason" herein solely for such Management Stockholder and only for so long as such employment agreement remains effective.

         In all other events, the term "Good Reason" shall mean (i) a change of more than forty (40) miles in the location of the Company's offices where the employee is located or (ii) a material change in the nature or scope of the employee's authorities, status, powers, functions, duties, responsibilities, or reporting relationships that is determined by the employee in good faith to be adverse to those existing before such change;

         "Investment Price" shall mean an amount per Share equal to the price per Share paid for such Share at the time of initial purchase thereof (subject to appropriate adjustments for stock splits, recapitalizations and the like).

         "Involuntary Transfer" shall have the meaning as set forth in Section 2.1(i).

         "Management Representatives" shall have the meaning as set forth in
Section 2.5.

         "New Securities" shall have the meaning as set forth in Section 2.6(b).

         "Offer Price" shall have the meaning as set forth in Section 2.1(a).

         "Offered Shares" shall have the meaning as set forth in Section 2.1(a)

         "Offered Shares Electing Stockholders" shall have the meaning as set forth in Section 2.1(c).

         "Option Period" shall have the meaning as set forth in Section 2.1(b).

         "Outside Representatives" shall have the meaning as set forth in
Section 2.5.

         "Performance Options" shall mean, collectively, the options, granted to certain Management Stockholders under the Company's 1997 Stock Option Plan, to purchase shares of the Company's Common Stock, the number of earned shares of which is subject to the attainment of certain performance targets as determined by the Board of Directors of the Company, on the terms set forth therein.

         "Permitted Transfer" shall mean:

                  (a) a Transfer of Shares by any Stockholder who is a natural person to (A) such Stockholder's spouse, children, grandchildren, parents or siblings, (B) a trust for the benefit of any of them or (C) a limited partnership or limited liability company whose sole partners or members, as the case may be, are any of the persons described in clause (A) or clause (B);

                  (b) a Transfer of Shares by a Stockholder upon death to such Stockholder's legal representatives, heirs or legatees, provided that such Stockholder immediately prior to death was not an employee of the Company so that such Stockholder's Shares are subject to the provisions of Section 2.2 of this Agreement;

                  (c) a Transfer of Shares by (i) the initial Berkshire Stockholders to any affiliate of Berkshire Partners LLC or any of the employees, partners, members or affiliates of any such affiliate or
         (ii) between any Berkshire Stockholders;

                  (d) a Transfer of Shares from any Stockholder which is a corporation or partnership to any Affiliate of such Stockholder; or

                  (e) solely with respect to Gregory F. White and Stanley Rosenzweig, a bona fide pledge of shares, Performance and/or Time Options to another Stockholder or Affiliate of a Stockholder or any other lender reasonably acceptable to the Company; provided that such pledge is made to secure a loan used to acquire capital stock of the Company and that such lender shall agree as a condition of such pledge that it will become a party to this Agreement in connection with any foreclosure upon such pledge.

         No Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred, if such transferee is not already a party to this Agreement, executes and delivers to the Company an executed counterpart of this Agreement in accordance with the terms of Section 3.12 hereof. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

         "Permitted Transferee" shall mean any person or entity who shall have acquired and who shall hold shares pursuant to a Permitted Transfer described above.

         "Person" shall mean an individual, corporation, partnership, trust, or unincorporated association, or a government or any agency or political subdivision thereof.

         "Pro Rata Fraction" shall mean, with respect to any given Stockholder, the number of Shares, vested Time Options and vested and earned Performance Options owned by such Stockholder in relation to the total number of Shares, vested Time Options and vested and earned Performance Options owned by all of the Stockholders.

         "Public Offering" shall mean the first issuance of shares of Common Stock by the Company pursuant to a public distribution in which the Common Stock of the Company shall be listed and traded on a national exchange or on the NASDAQ National Market System.

         "Schedule" shall refer to the Schedule of Stockholders attached hereto as Exhibit A.

         "Seller" shall have the meaning as set forth in Section 2.3(a).

         "Shares" shall mean all (i) shares of Common Stock held by Stockholders from time to time, (ii) shares of Common Stock subsequently held by Permitted Transferees who acquire them in one or more Permitted Transfers, or (iii) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, any of the foregoing.

         "Stockholder" shall have the meaning as set forth in the first paragraph of this Agreement.

         "Subsidiary" with respect to any entity (the "parent") shall mean any corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (ii) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast for the election of directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

         "Take Along Group" shall have the meaning as set forth in Section
2.3(a).

         "Third Party" shall mean any person other than the Company.

         "Time Options" shall mean, collectively, the time vested options, granted to certain Management Stockholders under the Company's 1997 Stock Option Plan, to purchase shares of the Company's Common Stock on the terms set forth therein.

         "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares.

         "Transfer Notice" shall have the meaning as set forth in Section
2.1(a).

         "Transferring Stockholder" shall have the meaning as set forth in
Section 2.1(g).

         "Voluntary Termination" shall include a voluntary termination of employment with the Company by a Management Stockholder in the absence of a Good Reason, except as otherwise specified in an effective written agreement between the Company and/or one of its Subsidiaries and such Management Stockholder. The term Voluntary Termination shall not include termination of employment due to death or permanent disability.

                                   ARTICLE II

                            Covenants and Conditions

         2.1 Restrictions on Transfers; Right of First Refusal. No Stockholder may Transfer all or any part of the Shares owned by any of them to anyone other than a Permitted Transferee except in accordance with the following procedures:

                  (a) If at any time a Stockholder desires to Transfer Shares to anyone other than a Permitted Transferee (each, an "Offeror"), such Offeror shall give notice of such offer (the "Transfer Notice") to the Company. The Transfer Notice shall state the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares (the "Offer Price"), payment terms (including a description of any proposed non-cash consideration), the type of disposition and the number of such Shares to be transferred ("Offered Shares"). The Transfer Notice shall further state (i) that the Company may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein, and (ii) that the Company may not purchase any of such Offered Shares unless the Company purchases all of such Offered Shares.

                  (b) For a period of thirty (30) business days after receipt of the Transfer Notice (the "Option Period"), the Company may, by notice in writing to the Offeror delivering such Transfer Notice, elect in writing to purchase all, but not less than all, of the Offered Shares at the Offer Price. The closing of the purchase of Offered Shares pursuant to Section 2.1(b) or Section 2.1(c), as the case may be, shall take place at the principal office of the Company on the tenth (10th) day after the expiration of the Option Period. At such Closing, the Company shall deliver to the Offeror against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by the Company, the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by the Company. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed. Notwithstanding any other provisions of this Agreement, if the Offeror is an affiliate of Berkshire Partners LLC ("Berkshire"), before Berkshire may consummate any Transfer pursuant to Section 2.1(b) or Section 2.1(c), Berkshire shall comply with the provisions of Section 2.4 hereof solely with respect to the other Berkshire Stockholders.

                  (c) Notwithstanding anything set forth in this Section 2.1 to the contrary, prior to the termination of the Option Period, the Board of Directors may, in its sole discretion, elect to assign the Company's right to purchase the Offered Shares pursuant to this Section 2.1 to the Stockholders, provided that the Company and any of the Stockholders to whom the Company assigns its right to purchase shall collectively purchase all, but not less than all, of the Offered Shares. If the Offeror is a Management Stockholder, the assignment in the previous sentence shall be made first, to the other Management Stockholders and, if such other Management Stockholders do not elect to purchase all of the Offered Shares, second to the other Stockholders, in either case as set forth herein. If the Board so elects, the Company shall give notice of such assignment to each Stockholder (the "Assignment Notice"), indicating the number of Shares each such Stockholder is entitled to purchase (including the right to over-allotment of Offered Shares, if any), the Offer Price of such Shares, and any other relevant payment terms. Within five (5) days of the Assignment Notice, those

         Stockholders who intend to purchase the Offered Shares pursuant to this
         Section 2.1(c) (the "Offered Shares Electing Stockholders") shall notify the Company in writing of such intention, indicating the number of Offered Shares (including over-allotments, if any) they intend to purchase. The right to purchase such Offered Shares shall be allocated to the Stockholders based upon each Stockholder's Pro Rata Fraction; provided, however, that if any Stockholder does not elect to purchase the number of Offered Shares which such Stockholder may purchase pursuant to this Section 2.1(c), then the Offered Shares Electing Stockholders may elect to purchase the remaining Offered Shares. The right to purchase the remaining Offered Shares shall be allocated to the Offered Shares Electing Stockholders based on each such Offered Shares Electing Stockholder's Pro Rata Fraction of all Offered Shares Electing Stockholders.

                  (d) If the Company or the Stockholders, as the case may be, do not elect to purchase all of the Offered Shares, all, but not less than all, of the Offered Shares may be Transferred, but only in accordance with Sections 2.1(e) and 2.1(f) and the terms of the Transfer Notice, within sixty (60) days after expiration of the Option Period, after which, if the Offered Shares have not been Transferred, all restrictions contained herein shall again be in full force and effect.

                  (e) Five (5) days prior to the closing of the purchase of any Offered Shares pursuant to Section 2.1(d) hereof (the "Closing"), the Offeror shall notify the Company of the disposition of the Offered Shares, including the name of each purchaser and the number of shares bought by each purchaser. The Closing shall take place no later than sixty (60) days after the expiration of the Option Period. At such Closing, each purchaser of Offered Shares shall deliver to the Offeror against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by such purchaser, the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by such purchaser. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

                  (f) Any Transfer of Shares pursuant to this Section 2.1 shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

                  (g) Any Stockholder who is the subject of an Involuntary Transfer (as defined below) (the "Transferring Stockholder"), shall notify the Company in writing within ten (10) days of such Involuntary Transfer but the failure to give such notice shall not affect the rights of the parties hereunder. Upon the Company's receipt of such notice, the Company shall treat the Involuntary Transfer as an offer under this Section 2.1. The Company shall act upon the deemed offer under this Section within the time periods and following the applicable procedures set forth in this
         Section 2.1, with the date of the deemed offer being the later of the date of the Company's receipt of written notice setting forth the existence of such an Involuntary Transfer and the date of such Involuntary Transfer, such later date being the date of notification for the purpose of Section 2.1.

                  (h) The purchase price for the Shares being transferred as a result of an Involuntary Transfer under Sections 2.1(g) shall be fair market value, as fair market value is agreed to by the Company and the transferee in each such Involuntary Transfer, or if no such agreement is reached, as determined by an independent appraiser selected by the Company and reasonably acceptable to the transferee in such Involuntary Transfer. All costs of any appraisal under this Section 2.1(h) shall be paid by the transferee.

                  (i) For purposes of this Agreement, the term "Involuntary Transfer" shall mean any involuntary sale, transfer, encumbrance or other disposition (other than as a result of the death of the Stockholder) by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation, any levy of execution, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings or any transfer to a public officer or agency pursuant to any abandoned property or escheat law. A Transfer pursuant to Section 2.2 hereof shall not be deemed to be an Involuntary Transfer.

                  (j) The provisions of this Section 2.1 shall not apply to a Transfer of Shares which (i) is a Permitted Transfer (ii) is pursuant to Section 2.2 or (iii) is pursuant to Section 2.3.

         2.2 Call by the Company.

                  (a) If the employment of a Management Stockholder by the Company or any of its Subsidiaries shall terminate (a "Call Event") for any reason then the Company shall have the right to purchase (the "Call Option"), by delivery of a written notice (the "Call Notice") to such terminated Management Stockholder no later than ninety (90) days after the date of such Call Event, and such Management Stockholder and such Management Stockholder's Permitted Transferees (the "Call Group") shall be required to sell all (but not less than all) of the Call Securities (as defined below) at a price per share equal to the Call Price (as defined below) of such Call Securities as of the date the Call Notice is delivered.

                  (b) For purposes of this Section 2.2, the term "Call Securities" shall mean:

                           (i) if the Management Stockholder's employment with
                  the Company or any of its Subsidiaries is terminated for Cause, all of the Shares, vested Time Options and vested and earned Performance Options which are owned by the members of the Call Group on the date of such Call Event; or

                           (ii) if the Management Stockholder's employment with
                  the Company or any of its subsidiaries is terminated other than for Cause, all of the Shares (except, with respect only to Jordan A. Kahn, Stanley Rosenzweig and Gregory F. White, that number of Shares (which number shall be adjusted to reflect stock splits, stock dividends, recapitalizations and the like) owned as of the date hereof), vested Time Options and vested and earned Performance Options which are owned by the members of the Call Group on the date of such Call Event.

                  (c) For purposes of this Section 2.2, the term "Call Price" shall mean

                           (i) with respect to Shares,

                                    (A) in the event of a termination of a
                  Management Stockholder's employment (i) by the Company without Cause, (ii) by virtue of death or Disability or (iii) by Voluntary Termination after the fifth anniversary of the date hereof (or with respect to Mr. Kahn, the third anniversary of the date hereof), the Fair Market Value of such Shares; and

                                    (B) in the event of a termination of a
                  Management Stockholder's employment (i) by the Company for Cause or (ii) by Voluntary Termination prior to the fifth anniversary of the date hereof (or with respect to Mr. Kahn, the third anniversary of the date hereof), the lower of (x) the Investment Price of such Shares and (y) the Fair Market Value of such Shares.

                           (ii) with respect to any vested Time Options, the
                  difference between (x) the Call Price, as determined above for the Shares acquirable upon exercise of such option, payable in respect of such Shares minus (y) the exercise price of such vested Time Options. Notwithstanding the foregoing, any Time Option will terminate to the extent set forth in the option agreement pursuant to which such Time Option was granted.

                           (iii) with respect to

                                    (A) any vested and earned Performance
                  Options, the difference between (x) the Call Price, as determined above for the Shares acquirable upon exercise of such option, payable in respect of such Shares minus (y) the exercise price of such vested and earned Performance Options; and

                                    (B) any vested Performance Options which are
                  called pursuant to this section prior to a Determination Date (so that it is not known how many, if any, of such vested Performance Options will be earned), the difference between
                  (x) the Call Price, as determined above for the Shares acquirable upon exercise of such option, payable in respect of such Shares minus (y) the exercise price of such vested and earned Performance Options; provided that Fair Market Value for such purpose shall be equal to the lesser of (A) the Fair Market Value of the Shares acquirable upon exercise of such option as of the date of the Call Event and (B) the Fair Market Value of the Shares acquirable upon exercise of such option as of the Determination Date.

                  (d) The closing of any purchase of Call Securities by the Company pursuant to Section 2.2(a) shall take place at the principal office of the Company no later than the 180th day after the Call Event, or solely with respect to Performance Options for which a Determination Date has not yet occurred, no later than the 5th day after the Determination Date. At such closing, the Company shall deliver to the Call Group consideration in an amount equal to the aggregate Call Price payable in respect of such Call Securities against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities and (ii) an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any vested Time Options and vested and earned Performance Options purchased at such closing. The Company, at its option, may pay the consideration for such Call Securities in the form of a bank or certified check or wire transfer. If the Call Event is due to the termination of the Management Stockholder's for Cause and the Company is unable to exercise its Call Option by payment of the Call Price in cash because such payment would cause the Company or any Subsidiary to be in violation of applicable law or in default under or otherwise in violation of the terms of, or limited by the ceiling in the availability or credit advances under, any loan, credit or investment agreements or promissory notes to which the Company or any Subsidiary is a party (a "Default"), the Company may exercise such Call Option, at its sole election, and pay the Call Price by delivery of a five year promissory note issued by the Company, bearing interest at a fixed rate of interest per annum equal to the applicable federal rate on the date of issuance for notes of that maturity, such interest to be payable quarterly in arrears, which note shall be prepayable without premium or penalty, and subordinated to all other funded debt of the Company and its Subsidiaries on terms reasonably satisfactory to the holders of such funded debt (each a "Company Note", and collectively, the "Company Notes"). If the Company shall issue a Company Note as payment of the Call Price, the Company shall not be obligated to make any payment of principal or interest due under a Company Note if the Company or any Subsidiary is at the time of the delivery of such payment, or would be upon delivery of such payment and as a consequence thereof, in Default. In the event the Company cannot make payments of principal and interest due under a Company Note because it is in Default, the Company will undertake to make payment of principal and interest due under such

         Company Note at such time as the Company is no longer in Default and would not be so in Default by virtue of the delivery of such Company Note or any payment of principal and interest due under such Company Note as contemplated herein.

                  (e) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, the Board of Directors of the Company may designate one or more new or existing employees of the Company or any Subsidiary (individually a "Designated Employee" and collectively, the "Designated Employees") or another Stockholder who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, on the same terms and conditions as set forth in Section 2.2(d) which apply to the purchase of Call Securities by the Company. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee shall execute a counterpart of this Agreement, whereupon such Designated Employee shall be deemed a "Management Stockholder" and shall have the same rights and be bound by the same obligations as the other Management Stockholders hereunder.

                  (f) If neither the Company nor any Designated Employee or other Stockholder elects to exercise the Call Option and deliver a Call Notice within 90 days of a Call Event, then the Call Option provided in this Section 2.2 shall terminate but the Management Stockholder and his Permitted Transferees shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement and other applicable agreements (including without limitation, any restrictions on the vesting of stock options).

         2.3 Take Along.

                  (a) If any of the Stockholders, individually or collectively (referred to herein as the "Take-Along Group"), determine to sell or exchange (in a business combination or otherwise) more than 50% of the then outstanding Shares (including vested Time Options and vested and earned Performance Options) in one or a series of bona fide arms-length transactions to a Third Party, then upon five (5) days written notice by the Take Along Group to each other Stockholder, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Take Along Group (such notice being referred to as the "Sale Request"), each other Stockholder (each, a "Seller") shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party on the same terms as the Take Along Group, that number of Shares owned by such Seller as shall equal the product of (A) a fraction, the numerator of which is the number of Common Stock Equivalents proposed to be transferred by the Take Along Group as of the date of such Sale Request and the denominator of which is the aggregate number of Common Stock Equivalents actually owned as of the date of such Sale Request by the Take Along Group, multiplied by (B) the number of Common Stock Equivalents actually owned as of the date of such Sale Request by such Seller. Each Seller shall (i) deliver certificates for all of its Shares at the closing of the proposed Transfer, free and clear of all claims, liens and encumbrances and (ii) if stockholder approval of the transaction is required, vote his Shares in favor thereof.

                  (b) The provisions of this Section 2.3 shall not apply to a Permitted Transfer.

         2.4 Come Along. Except as provided in Section 2.4(c) hereof, no Stockholder shall Transfer the outstanding Shares of the Company to a Third Party who is not a Permitted Transferee without complying with the terms and conditions set forth in Section 2.4(a) and 2.4(b) below; provided, however, that this Section 2.4 shall not in any way limit or affect the restrictions of
Section 2.1.

                  (a) Any Stockholder, when desiring to Transfer Shares (the "Transferor"), shall give not less than fifteen (15) days prior written notice of such intended Transfer to each other Stockholder and to the Company. Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Shares proposed to be transferred (the "Participation Securities") by the Transferor, the purchase price per share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within ten (10) days following the delivery of the Participation Notice by the Transferor to each other Stockholder and to the Company, each Stockholder desiring to participate in such proposed Transfer (each, a "Participating Offeree") shall, by notice in writing to the Transferor and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Transferor) up to that number of Common Stock Equivalents owned by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Common Stock Equivalents owned by such Participating Offeree as of the date of such proposed Transfer and the denominator of which is the number of Common Stock Equivalents actually owned as of the date of such Participation Notice by the Transferor and by all Participating Offerees multiplied by (ii) the number of Participation Securities. The amount of Participation Securities to be sold by the Transferor shall be reduced to the extent necessary to provide for such sales of Shares by Participating Offerees.

                  (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Transferor, together with all Participating Offerees, shall deliver to the proposed transferee certificates evidencing the Shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Participation Notice.

                  (c) The provisions of this Section 2.4 shall not apply to (i) any Permitted Transfer, (ii) any Transfer pursuant to Section 2.2 or
         (iii) any Transfer pursuant to Section 2.3.

         2.5 Corporate Governance.

                  (a) At each annual meeting of the Stockholders and at each special meeting of the Stockholders called for the purpose of electing directors of the Company, and at any time at which stockholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Stockholders hereby agree to attend each meeting in person or by proxy and hereby agree to vote stock of the Company and shares of the Company now owned or hereafter acquired by him, her or it (whether at a meeting or by written consent in lieu thereof) (i) so that the Company's Board of Directors shall be designated as set forth herein, (ii) to fix the number of members of the Board at seven (7) and (iii) to elect and thereafter to continue in office as a Director of the Company the following: (i) two (2) Directors shall be persons nominated by the Berkshire Stockholders (who shall initially be Richard K. Lubin and Randy Peeler) (collectively the "Berkshire Representatives"); (ii) three (3) Directors shall be persons nominated by the Management Shareholders (who shall initially be Jordan
         A. Kahn, Stanley Rosenzweig and Gregory F. White) (collectively, the "Management Representatives") and (iii) two (2) Directors shall be persons who are not employees or officers of the Company, one of whom shall be nominated by the Berkshire Stockholders (subject to the reasonable approval of the Management Stockholders) and one of whom shall be nominated by the Management Stockholders (subject to the reasonable approval of the Berkshire Stockholders) (collectively the "Outside Representatives"). A vacancy in either of the directorships to be occupied by a Berkshire Representative shall be filled only by vote or written consent of a majority in interest of the Berkshire Stockholders; a vacancy in any of the directorships to be held by the Management Representatives shall be filled only by vote or written consent of Management Stockholders holding at least eighty percent (80%) in interest of the Shares held by all Management Stockholders; and a vacancy in the directorships to be held by the Outside Representatives shall be filled only by vote or written consent of the Stockholders who nominated such Outside Representative (subject to approval as set forth in clause (iii) above).

                  (b) Board Expansion. So long as either (i) the Berkshire Stockholders shall own at least forty percent (40%) of the Shares (including vested Time Options and vested and earned Performance Options) or (ii) the Berkshire Stockholders collectively own more Shares (including vested Time Options and vested and earned Performance

         Options) than the Management Stockholders or any other single stockholder, the Berkshire Stockholders may at any time require, by written notice to the other Stockholders (the "Increase Notice"), that the number of directors constituting the Board of Directors be increased by two (2). The Berkshire Stockholders shall have the right to designate such additional directors. If the Increase Notice is given by the Berkshire Stockholders, the nomination of the Outside Representatives as set forth in Section 2.5(a)(iii) above shall no longer require the approval of the other stockholders. Each Stockholder agrees that such Stockholder and its Permitted Transferees shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by them, to so increase the number of directors constituting the Board of Directors and to elect the directors so designated by the Berkshire Stockholders.

                  (c) Committees. Each committee of the Board shall be composed so that the representation thereon of Berkshire Representatives and Management Representatives shall be in the same proportion, as nearly as may be, as the representation of such directors on the whole Board; provided, however, that no Management Representative shall sit on the audit committee or any committee charged with the consideration of matters related to compensation, employee stock options, or the like; and provided, further, that the Berkshire Representatives shall at all times constitute a majority of all the directors on the compensation committee.

                  (d) Indemnification. The Company will maintain indemnification for officers and directors substantially similar to that which exists as of the date hereof.

         2.6 Preemptive Rights.

                  (a) Preemptive Right. The Company hereby grants to each Stockholder so long as it shall own any Shares, the right to purchase up to a pro rata portion of New Securities (as defined in paragraph (b) below) which the Company, from time to time, proposes to sell or issue following the date hereof. A Stockholder's pro rata portion, for purposes of this Section 2.6, is the product of (i) a fraction, the numerator of which is the number of outstanding Shares which such Stockholder then owns and the denominator of which is the total number of Shares of Common Stock then actually outstanding on a fully diluted basis after giving effect to the exercise of all vested Time Options and vested and earned Performance Options, warrants and the like and the conversion of all securities convertible into or exchangeable for Common Stock, multiplied by (ii) the number of New Securities the Company proposes to sell or issue.

                  (b) Definition of New Securities. "New Securities" shall mean any Common Stock of the Company whether now authorized or not, any rights, options or warrants to purchase Common Stock and any indebtedness or preferred stock of the Company which is convertible into Common Stock (or which is convertible into a security which is, in turn, convertible into Common Stock); provided that the term "New Securities" does not include (i) indebtedness of the Company which is not by its terms convertible into Common Stock; (ii) Common Stock issued as a stock dividend to all holders of Common Stock pro rata or upon any subdivision or combination of shares of Common Stock; (iii) any employee stock options approved by the Board of Directors of the Company; (iv) Common Stock issued in exchange for the cancellation or retirement of any debt securities of the Company or in connection with any restructuring or other financial workout of the Company; (v) Common Stock or warrants to purchase Common Stock issued to non-Affiliates of the Company as part of a bona fide debt offering of units comprised of such Common Stock and a debt security of the Company; (vi) Common Stock issued in connection with the acquisition of another corporation or other entity by the Company by merger, purchase of substantially all assets or other reorganization; or (vii) the issuance of any Common Stock upon the exercise or conversion of any rights, options or warrants to purchase Common Stock.

                  (c) Notice from the Company. In the event the Company proposes to issue New Securities, the Company shall give each Stockholder who has a preemptive right under this Section 2.6 written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of five (5) business days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Stockholder its pro rata share of such New Securities for the price and upon the terms specified in the notice. Each Stockholder may exercise its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (d) Sale by the Company. In the event any Stockholder who has a preemptive right under this Section 2.6 fails to exercise in full its preemptive right within said five (5) day period, the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice given pursuant to Section 2.6(c).

                  (e) Closing. The Closing for any such issuance shall take place as proposed by the Company with respect to the Shares to be issued, at which Closing the Company shall deliver certificates for the shares in the respective names of the purchasing Stockholders against receipt of payment therefor.

         2.8 Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company ("Proprietary Information") using the same standard of care as it applies to its own confidential information, except for any Proprietary Information which is publicly available or a matter of public knowledge generally.

Nothing herein shall prevent any Stockholder from using Proprietary Information to monitor its investment in the Company or to enforce its rights under this Agreement or from disclosing a summary of Proprietary Information to the partners of such Stockholder as to the performance of the Company.

                                   ARTICLE III

                                  Miscellaneous
                                  -------------

         3.1 Remedies. Notwithstanding the provisions of Section 3.19 hereof, the parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute a proceeding in any court of competent jurisdiction to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the sale or other disposition of such Shares or rescinding any such sale or other disposition). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

         3.2 Entire Agreement; Amendment; Waiver. This Agreement, together with the Schedule hereto, sets forth the entire understanding of the parties, and as of the closing contemplated by the Stock Purchase Agreement supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. The Schedule may be amended to reflect changes in the composition of the Stockholders and changes in stock ownership that may occur from time to time as a result of Permitted Transfers or Transfers permitted under Article II hereof. Amendments to the Schedule reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when a copy of the Agreement as executed by any new transferee, are filed with the Company, except as otherwise provided in Section
3.12 hereof. Any other amendments to, or the termination of, this Agreement shall require the prior written consent of the Company and a majority in interest of each of the Berkshire Stockholders and the Management Stockholders. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to the benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

         3.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         3.4 Notices. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three business days after mailing by certified mail, when delivered by hand upon confirmation of receipt by telecopy, or one day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

                  (a) For notices and communications to Company to:

                         Holmes Products Corp.
                         233 Fortune Boulevard
                         Milford, MA 01757
                         Attention: President
                         Facsimile: (508) 639-8397

                      for notices and communications to the Management Stockholders, to their respective addresses set forth in the Schedule, in either case, with a copy to:

                         Posternak, Blankstein & Lund
                         100 Charles River Plaza
                         Boston, Massachusetts  02114
                         Attention:  Donald H. Siegel, P.C.
                         Facsimile: (617) 367-2315

                  (b) for notices and communications to the Berkshire Stockholders, to their respective addresses set forth in the Schedule, with a copy to:

                         Hutchins, Wheeler & Dittmar
                         A Professional Corporation
                         101 Federal Street
                         Boston, Massachusetts 02110
                         Attention:  James Westra, Esq.
                         Facsimile: (617) 951-1295

                  (c) for notices and communications to any other Stockholders, to their respective addresses set forth in the Schedule.

By notice complying with the foregoing provisions of this Section 3.4, each party shall have the right to change the mailing address for future notices and communications to such party.

         3.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that the rights under this Agreement may not be assigned except as expressly provided herein, it being understood that the Company's rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.

         3.6 Governing Law. This Agreement shall be governed by the law of The Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Massachusetts principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         3.7 Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Shares, the provisions of
Article II of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Shares; provided, that termination pursuant to this Section 3.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. Notwithstanding the foregoing, this Agreement shall terminate upon the consummation of the first Public Offering; provided that the Company shall be obligated to consummate the purchase of any vested and earned Performance Options which have been called for purchase pursuant to Section 2.2.

         3.8 Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

         3.9 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

         3.10 Purchase for Investment; Legend on Certificate. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All the certificates of Shares of the Company which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

                              "TRANSFER RESTRICTED

                  The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.

                  The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholders' Agreement dated as of November 26, 1997, as amended from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Agreement. A copy of the Stockholders' Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) days after receipt of a written request."

         All shares shall also bear all legends required by federal and state securities laws.

         3.11 Effectiveness of Transfers. All Shares transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act or pursuant to a Rule 144 Transaction) shall, except as otherwise expressly stated herein, be held by the Transferee thereof pursuant to this Agreement. Such Transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement (as though such party had so agreed pursuant to Section 3.12 hereof) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such transfer, then such transferee, as a condition to such transfer, shall confirm such transferee's obligations hereunder in accordance with Section 3.12 hereof. No Shares shall be transferred on the Company's books and records, and no transfer of Shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

         3.12 Other Stockholders. Subject to the restrictions on transfers of Shares contained herein, any person or entity who is not already a Stockholder acquiring Shares, shall, on or before the transfer or issuance to it of Shares, sign a counterpart to this Agreement in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (i) a Management Stockholder if a Permitted Transferee or an employee of the Company or any of its Subsidiaries, (ii) a Berkshire Stockholder if a Permitted Transferee or an employee or affiliate of Berkshire Partners LLC or
(iii) an "Other Stockholder" if such transferee does not fall within either clause (i) or (ii) above. Each such "Other Stockholder" shall be listed on the Schedule, as amended from time to time.

         3.13 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         3.14 Counterpart. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         3.15 Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

         3.16 Number; Gender. When the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other gender.

         3.17 Consent to Jurisdiction. The Company and each of the Stockholders, by its or his execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent to service of process in any such proceeding in any manner permitted by Massachusetts law, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.4 hereof is reasonably calculated to give actual notice.

         3.18 Costs and Expenses. The Company shall pay its own costs and expenses incurred and the reasonable costs and expenses incurred by each Management Stockholder in connection with this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith.

         3.19 Arbitration. Except as provided in Section 3.1, any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or any breach thereof shall be finally settled by arbitration in Boston, Massachusetts, pursuant to the rules then in effect of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court having jurisdiction thereof. In any such arbitration action, the party which is determined in the arbitration proceeding to be breaching parties, the arbitrator shall assign the responsibility for the payment of such costs based upon the relative nature and extent of the breach by each such party.

                  [Remainder of Page Intentionally Left Blank]

                              HOLMES PRODUCTS CORP.
                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page
                           --------------------------


                                       MANAGEMENT STOCKHOLDERS:

                                       /s/ Jordan A. Kahn
                                       ---------------------------------
                                       Jordan A. Kahn

                                       /s/ Stanley Rosenzweig
                                       ---------------------------------
                                       Stanley Rosenzweig

                                       /s/ Gregory F. White
                                       ---------------------------------
                                       Gregory F. White

                                       /s/ Liu Woon Fai
                                       ---------------------------------
                                       Liu Woon Fai

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                                       HOLMES PRODUCTS CORP.


                                       By:
                                           -------------------------------------

                                       PENTLAND GROUP, PLC

                                       By: /s/ N.P.H. Webster
                                           -------------------------------------
                                           N.P.H. Webster
                                           Attorney

                                       ASCO INVESTMENTS, LTD.

                                       By: /s/ N.P.H. Webster
                                           -------------------------------------
                                           N.P.H. Webster
                                           Attorney

                                       -----------------------------------------
                                       Jordan A. Kahn

                                       -----------------------------------------
                                       Stanley Rosenzweig

                                       -----------------------------------------
                                       Gregory F. White

                              HOLMES PRODUCTS CORP.
                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page
                           --------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                     HOLMES PRODUCTS CORP.


                                     By: /s/ Jordan A. Kahn
                                         ---------------------------------------
                                     Name:
                                     Title:

                                     ASCO:

                                     ASCO INVESTMENT LTD.

                                     By: /s/ James B. Carlson
                                         ---------------------------------------
                                     Name:  James B. Carlson
                                     Title: Attorney-In-Fact

                              HOLMES PRODUCTS CORP.
                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page
                           --------------------------


                                  BERKSHIRE STOCKHOLDERS:

                                  BERKSHIRE FUND IV, L.P.
                                  By:  Fourth Berkshire Associates, L.L.C.


                                  By: /s/ Richard K. Lubin
                                      ------------------------------------------
                                  Name:
                                  Title:  Managing Member

                                  BERKSHIRE INVESTORS LLC


                                  By: /s/ Richard K. Lubin
                                      ------------------------------------------
                                  Name:
                                  Title:  Managing Member

                                  FSC CORP.


                                  By: /s/ Mary Reilly
                                      ------------------------------------------
                                  Name:  Mary Reilly
                                  Title: Vice President

                                  BAIN SECURITIES, INC.


                                  By: /s/ Gary Wilkinson
                                      ------------------------------------------
                                  Name:   Gary Wilkinson
                                  Title:  Treasurer

                                  SQUAM LAKE INVESTORS II, L.P.
                                  By:  GPI, Inc., its General Partner


                                  By: /s/ Gary Wilkinson
                                      ------------------------------------------
                                  Name:   Gary Wilkinson
                                  Title:  Treasurer

                              HOLMES PRODUCTS CORP.
                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page
                           --------------------------


                                  BERKSHIRE STOCKHOLDERS (continued):

                                  THE PANGAEA GROUP, INC.



                                  By: /s/ Gordon Pan
                                      ------------------------------------------
                                  Name: Gordon Pan
                                  Title:  President

                                    EXHIBIT A

                            Schedule of Stockholders


                                                                No. of Shares of
Name and Address of Stockholder                                    Common Stock
-------------------------------                                 ----------------

BERKSHIRE STOCKHOLDERS:

Berkshire Fund IV, L.P.                                             266.60475
Berkshire Investors LLC                                              26.66048
c/o Berkshire Partners LLC
One Boston Place
Boston, Massachusetts  02108
Attention: Richard K. Lubin
Facsimile No:  (617) 227-6105

FSC Corp.                                                             6.75570
c/o BankBoston
100 Federal Street
Boston, MA  02110
Attn: Mary Reilly

Bain Securities, Inc.                                                 8.84998
Squam Lake Investors II, L.P.                                        18.17285
c/o Bain & Company
Two Copley Place
Boston, MA  02116
Attn: Gary Wilkinson

The Pangaea Group, Inc.                                               0.13511
358 Chestnut Hill Avenue  #303
Brookline, MA  02146
Attn:  Gordon Pan

MANAGEMENT STOCKHOLDERS:

Jordan A. Kahn                                                       94.57989
Gregory F. White                                                      8.10685
Stanley Rosenzweig                                                   13.51141
c/o Holmes Products Corp.
233 Fortune Boulevard
Milford, MA 01757
Facsimile No:  (508) 634-8374

Liu Woon Fai                                                          5.40456
Asco General Supplies (Far East) Ltd.
Harbor Crystal Center
13th Floor
100 Grandville
Tsimshatsui East, Kowloon Hong Kong


ASCO:

Asco Investments Ltd.                                                24.11787
c/o Pentland Group plc
The Pentland Centre
Lakeside, Squires Lane
London N3 2QL
United Kingdom
Attn:  Nicholas P.H. Webster


OTHER STOCKHOLDERS: